CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm” and “Representations and Warranties” (paragraph 4.2(f)) of the Form of Agreement and Plan of Reorganization for the Treasury Portfolio (the Fund), one of the portfolios of the Investors Cash Trust, included in the Prospectus/Proxy Statement that forms part of the Registration on Form N-14 of the Investors Cash Trust (File No. 333-139488) (“the N-14 Registration Statement”) and to the references to our firm under the caption “Financial Highlights” in the Fund’s Institutional Shares (formerly “Service Shares”), DWS U.S. Treasury Money Fund Class S Shares and Investment Class Shares Prospectuses and “Independent Registered Public Accounting Firm” in the Fund’s Institutional Shares (formerly “Service Shares”), DWS U.S. Treasury Money Fund Class S Shares and Investment Class Shares Statements of Additional Information, which are included in the N-14 Registration Statement, and to the incorporation into the N-14 Registration Statement of our report dated May 8, 2006, on the financial statements and financial highlights of the Fund included in the Annual Report dated March 31, 2006.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

January 15, 2007